EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American CryoStem Corporation (the “Company”) on Form 10-K for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, John S. Arnone, President, CEO and Chairman of the Board of the registrant and Anthony F. Dudzinski, COO, Treasurer, Secretary and Director of the registrant, certifies, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.           The Report on Form 10-K fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and the Treasurer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date: January 13, 2017	By: /s/ John S. Arnone
Name: John S. Arnone
Title: President, CEO and Chairman of the Board

Date: January 13, 2017	By: /s/ Anthony F. Dudzinski
Name: Anthony F. Dudzinski
Title: COO, Treasurer, Secretary and Director